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                                                                    EXHIBIT 5.01


           [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                  May 14, 1998


United States Filter Corporation
40-004 Cook Street
Palm Desert, CA  92211

               Re:  United States Filter Corporation
                    Registration on Form S-4
                    -----------------------------------

Gentlemen:

          We have acted as special counsel to United States Filter Corporation, a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of Palm Water Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Subcorp"), with and into Culligan Water Technologies, Inc., a Delaware corporation ("Culligan"), pursuant to the Agreement and Plan of Merger, dated as of February 9, 1998 (the "Merger Agreement"), among the Company, Subcorp and Culligan. Pursuant to the Merger, up to 48,306,711 shares (the "Shares") of the common stock, par value $.01 per share ("U.S. Filter Common Stock"), of the Company will be issued to former holders of the common stock, par value $.01 per share ("Culligan Common Stock"), of Culligan in exchange for all of such holders shares of Culligan Common Stock.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration
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Statement on Form S-4 (File No. 333-_______) as filed with the Securities and
Exchange Commission on May , 1998 under the Act (such Registration Statement being hereinafter referred to as the "Registration Statement"); (ii) the Merger Agreement, filed as Annex A to the Joint Proxy Statement/Prospectus, which is included in the Registration Statement; (iii) a specimen certificate representing the shares of U.S. Filter Common Stock; (iv) the Restated Certificate of Incorporation of the Company, as amended, as presently in effect;
(v) the Restated Bylaws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and other matters related to the Merger. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares has been duly authorized by all requisite corporate action on the part of the Company and, when (i) the Merger becomes effective in
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accordance with the terms of the Merger Agreement and under applicable law, and
(ii) certificates representing the Shares in the form of the specimen certificates examined by us have been properly signed by an authorized officer of the transfer agent and registrar for U.S. Filter Common Stock and registered by such transfer agent and registrar, and delivered to the Exchange Agent (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,


                              /s/ Skadden, Arps, Slate, Meagher &
                                      Flom LLP